UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 26, 2017
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01. Regulation FD Disclosure.
On May 26, 2017, HealthSouth Corporation (the “Company”) announced it is exercising its option to redeem all of the outstanding principal amount of its 2.00% Convertible Senior Subordinated Notes due 2043 (the “Notes”) on June 26, 2017. The Company has issued the notice of redemption to the holders of the Notes and the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.
In addition to announcing the redemption, the Company provides in the press release estimates of the financial and accounting impacts associated with the conversion of the Notes in the event the holders elect to convert the Notes to shares of the Company’s common stock in lieu of the Company’s cash redemption. In the press release the Company also reiterates as of the date hereof its guidance previously reported in the Current Reports on Form 8-K, dated May 16, 2017 and April 27, 2017, and during the Company’s earnings conference call held on April 28, 2017. Accordingly, the Company continues to expect the following full-year 2017 ranges:

•	Net operating revenues of $3,850 million to $3,950 million

•	Adjusted EBITDA of $800 million to $820 million

•	Adjusted earnings per share from continuing operations attributable to HealthSouth of $2.61 to $2.73
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information should not be deemed an admission as to the materiality of any information contained herein.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial guidance contained in the press release attached hereto as Exhibit 99.1 includes non-GAAP financial measures, specifically adjusted earnings per share and Adjusted EBITDA.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be non-indicative of its ongoing operations. Such items include government, class action, and related settlements, professional fees-accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items the Company believes to be non-indicative of its ongoing operations. These items are uncertain and will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2017 would be included in the reconciliation for Adjusted EBITDA:

•	Provision for doubtful accounts - estimate of 1.8% to 2.0% of net operating revenues

•	Interest expense and amortization of debt discounts and fees - estimate of $165 million to $175 million

•	Amortization of debt-related items - approximately $15 million
Forward-Looking Statements
Statements contained in this Form 8-K and the press release attached hereto as Exhibit 99.1, which are not historical facts, such as the redemption or the conversion of the Notes, the expected settlement consideration upon conversion, the financial or accounting impacts of the redemption or any conversions, and financial guidance, are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, the Company’s ability to comply with extensive, complex, and ever-changing regulations in the healthcare industry; the price of the Company’s common stock as it affects the tax and accounting impacts resulting from conversions of the Notes; the price of the Company’s common stock as it affects the Company’s willingness and ability to settle conversions in shares of common stock or the holders’ decisions to elect conversion; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, at acquired companies; the Company’s ability to attract and retain key management personnel, including as a part of executive management succession planning; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; the Company’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and the Company’s response thereto; the Company’s ability to obtain and retain favorable arrangements with third-party payors; the Company’s ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in the Company’s ability to recover improperly denied claims through the administrative appeals process on a timely basis; the Company’s ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; the Company’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including its Form 10‑K for the year ended December 31, 2016 and Form 10-Q for the quarter ended March 31, 2017.

ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press release of HealthSouth Corporation, dated May 26, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/s/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 26, 2017